UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2018

OREXIGEN THERAPEUTICS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware001-33415 65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

___________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for

complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, Jason Keyes resigned as Executive Vice President and Chief Financial Officer of Orexigen Therapeutics, Inc. (“Orexigen” or the “Company”) to pursue another business opportunity, with such resignation effective as of February 23, 2018.

On February 27, 2018, the Company appointed Monica Forbes as Vice President and acting Chief Financial Officer to serve as the Company’s principal financial officer, and appointed Stephen Moglia, the Company’s current Vice President and Chief Accounting Officer, to serve as the Company’s principal accounting officer, with each appointment effective as of February 24, 2018.

Ms. Forbes, age 42, joined Orexigen in October 2014 as the Company’s Senior Director of Financial Planning and Analysis, with primary responsibility for financial budgeting and forecasting.  Prior to joining Orexigen, Ms. Forbes served as Associate Director of Financial Planning and Analysis at Amylin Pharmaceuticals, Inc. from April 2008 to June 2014.  Prior to that, she served as a Manager of HR Analytics at Invitrogen Corporation from April 2006 to April 2008, as a Senior Marketing Analyst at Ericsson Inc. from April 1999 to May 2005, and as a Financial Analyst at Qualcomm Incorporated from June 1997 to April 1999.  Ms. Forbes holds a B.S. in Business Administration from San Diego State University.

Mr. Moglia, age 53, joined Orexigen in April 2008 and has served as its Vice President and Chief Accounting Officer since February 2015, having previously served as its Senior Director of Financial Reporting and Controller from April 2008 to February 2015.  Prior to joining Orexigen, Mr. Moglia served as Director of SEC Reporting and Compliance at Biosite, Inc. from May 2003 to August 2007, as Controller at Alliance Pharmaceuticals from June 1997 to April 2003, and as Controller at the Burnham Institute from May 1991 to May 1997.  Mr. Moglia also served as a Senior Accountant with Ernst and Young LLP from September 1988 to April 1991. Mr. Moglia is a certified public accountant (inactive) in the state of California and holds a B.S. in Business Administration from San Diego State University.

In connection with Ms. Forbes’ promotion to Vice President and acting Chief Financial Officer and appointment as principal financial officer, the Company approved an increase in her annual base salary to $250,000 and an increase in her annual performance bonus target to 50%.  The Company also approved the entry with Ms. Forbes into its forms of Executive Officer Employment Agreement and Director and Executive Officer Indemnification Agreement, forms of which have been previously filed as exhibits to the Company’s periodic reports with the Securities and Exchange Commission.

In connection with Mr. Moglia’s appointment as principal accounting officer, the Company approved an increase in his annual base salary to $275,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: February 28, 2018	By: /s/ Thomas P. Lynch
Name:Thomas P. Lynch
Title:Executive Vice President, Chief Administrative Officer, General Counsel and Secretary